Exhibit B

                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                        LOGANSPORT FINANCIAL CORPORATION

     The Board of Directors of Logansport Financial Corporation hereby establishes its Audit Committee. The Audit Committee shall consist of at least three (3) directors, all of whom are independent of management of the Corporation and any of its subsidiaries and free from any relationship that, in the judgment of the Board of Directors, would interfere with the exercise of independent judgment respecting the matters over which the Committee is given authority. Directors will not be deemed independent if they accept consulting, advisory or other fees from the Corporation (other than in their capacity as directors or director committee members), subject to any de minimus exceptions which shall be permitted by the Securities Exchange Commission, or if they beneficially own directly or indirectly 5% or more of the Corporation's outstanding securities.

     The members of the Audit Committee shall be elected annually by the Board of Directors in connection with the annual meeting of the board or by unanimous written consent of the Board of Directors in lieu thereof. Members shall be elected by the Board of Directors with due regard to such member's training in, or experience with, accounting and financial reporting issues. To the extent possible, at least one director who would be a "financial expert," as defined in
Section 407(b) of the Sarbanes-Oxley Act of 2002, shall be added to the Committee. Members of the Committee may be removed, and vacancies on the Committee may be filled by the Board of Directors in accordance with the Code of By-laws of the Corporation. The Chairman of the Audit Committee may be designated by the Board of Directors and, in the absence of such designation, may be elected by the Audit Committee from among their members.

     The Audit Committee shall assist the Board of Directors to oversee the Corporation's financial reporting processes, its internal financial control structures and its external financial audit processes. The Audit Committee shall facilitate communication on Financial Matters (defined below) among the Board of Directors, management and the Corporation's independent auditors. The Audit Committee possesses and is hereby granted the power and authority of the Board of Directors over the foregoing and over the Corporation's Financial Matters to the extent necessary to allow the Committee to carry out its purposes. The matters over which the Audit Committee has oversight authority include the following (collectively, referred to herein as "Financial Matters"):

     o The quality, accuracy and integrity of the Corporation's annual and quarterly financial statements, including footnotes and related disclosures.

     o The quality, scope and procedures of the independent auditors' audits of the Corporation's financial statements.

     o The quality, appropriateness and implementation of the Corporation's significant accounting policies.

     o    Audit conclusions respecting significant estimates and adjustments.

     o The disclosure, treatment or resolution of any material weakness in financial reporting or controls or reportable conditions identified by management or the independent auditors.

     o The quality, adequacy and appropriateness of the Corporation's internal financial control structures, including any circumstances in which such controls may be overridden or compromised.

     o    Disagreements among management or the independent auditors.

     o The assessment of material risks or contingencies that may affect the Corporation's financial reporting including the risk of liability associated with litigation or noncompliance with law.

     o Such other matters affecting the quality, integrity or accuracy of the Corporation's financial reporting as the Committee deems relevant to any of the foregoing matters.

Authority Respecting Independent Auditors

     The independent auditors shall ultimately be accountable to the Audit Committee, as representatives of the shareholders and the Corporation's other constituencies, and shall report directly to the Audit Committee. The Audit Committee shall be responsible for the appointment, compensation, and oversight of the work of the independent auditors. The costs and fees of such independent auditors shall be paid by the Corporation.

     The Audit Committee shall take such action as it deems appropriate to ensure that the Corporation receives annually from the independent auditors a formal written statement, consistent with Independence Standards Board Standard 1, delineating all relationships between the auditors and the Corporation that may be deemed to affect the independence of the independent auditors, including any management consulting services provided, or proposed to be provided, by the independent auditors for the Corporation or any of its affiliates and the fees paid or proposed to be paid for such services. The Audit Committee shall meet at least annually with the independent auditors to engage in a dialogue with the auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the auditors.

     The Audit Committee has the following specific authority respecting the independent auditors:

     (a)  To engage or dismiss the independent auditors.

     (b) To assess any matter that may affect the independence of the independent auditors and the appearance of propriety of any such matter and to take, or to direct management to take, appropriate action to confirm, oversee or improve the independence of the auditors.

     (c) To direct the independent auditors to meet with the Audit Committee from time to time, separately or in the presence of management or others, to discuss Financial Matters or to prepare and submit reports to the Committee respecting Financial Matters.

     (d) To take action to resolve any disagreement respecting accounting principles, the implementation or application of such principles or Financial Matters between Management and the independent auditor.


Prior Approval of Audit Services and Non-Audit Services

     In connection with the agreement of the Corporation's independent auditors to provide services to the Corporation from time to time, the Audit Committee shall take reasonable steps to identify which of the services to be provided would be deemed non-audit services which may be provided to the Corporation by the independent auditors, and which would be deemed auditing services, within the meaning of Sections 201 and 202 of the Sarbanes-Oxley Act of 2002. To the extent required by those statutory provisions, all of such services shall be pre-approved by the Audit Committee, or one or more independent director members of the Audit Committee to whom such pre-approval authority shall have been delegated by the Audit Committee. In no event shall the Audit Committee authorize or permit the independent auditors to provide any of the prohibited non-audit services described in Section 201 of the Sarbanes-Oxley Act of 2002.


Authority Over Management Activities Relating To Financial Matters

     The Audit Committee has the following specific authority over the activities of management in Financial Matters:

     (a) To direct the chief financial officer or other members of management to meet with the Audit Committee or the Board of Directors from time to time, separately or in the presence of the independent auditors, or others, to discuss Financial Matters or to prepare and submit reports to the Committee respecting Financial Matters.


     (b) To assess the quality, adequacy and appropriateness of the accounting principles and policies implemented and applied by the Corporation and the quality, integrity and accuracy of the Corporation's financial reporting, and, in the Committee's discretion, from time to time or upon request, to approve or disapprove such principles or policies or to approve, disapprove or mandate any changes therein.


Authority Respecting Complaints

     The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters. Procedures shall also be established by the Audit Committee for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Investigations And Obtaining Advice

     The Audit Committee has the authority to require investigations and to obtain advice respecting the Corporation's Financial Matters and the Committee's exercise of its authority, as the Committee deems necessary or appropriate. Without limiting the foregoing, the Committee has authority to direct management, including the Corporation's legal counsel, or the independent auditors to investigate any Financial Matters and related issues and to provide reports to the Committee respecting such investigation. The Committee has authority to meet with the Corporation's external general counsel, to obtain advice respecting the exercise of the Committee's authority and to direct such external counsel to investigate such legal issues relating to Financial Matters and to report to the Committee regarding same, as the Committee deems necessary or appropriate. The Committee has authority, on behalf of the Corporation, to engage independent advisors whom the Committee may designate to provide advice and guidance to the Committee respecting the exercise of its authority and issues relating to Financial Matters as the Committee deems necessary or appropriate, including, without limitation, independent legal counsel, and independent financial advisors which may include investment banking firms or accounting firms, other than the independent auditors. The Committee has authority to meet separately with, and to receive private and, where appropriate, privileged, written or oral communications from any of such advisors. The costs and fees of such advisors shall be paid by the Corporation.


Procedural Matters

     The Audit Committee shall meet from time to time at the call of its Chairman or at the direction of the Board of Directors. The Chairman of the Audit Committee shall call a meeting of the Committee upon the request of any member of the Committee or the Chairman of the Board of Directors. The provisions of the Code of By-laws of the Corporation respecting notice of meetings and for action to be taken by the Board of Directors shall apply to meetings and actions of the Audit Committee.

     The Chairman of the Audit Committee shall report on the activities of the Committee to the Board of Directors from time to time upon request of the Chairman of the Board of Directors or of the Board of Directors.


Limitation

     Nothing in this charter is intended to alter in any way the standard of conduct that applies to any of the directors of the Corporation under the Indiana Business Corporation Law, as amended ("IBCL "), and this Charter does not impose, nor shall it be interpreted to impose any duty on any director greater than, or in addition to, the duties or standard established by the IBCL.